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                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION
                                       OF
                              IDENTIX INCORPORATED

     The undersigned, for purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST.     The name of the corporation is Identix Incorporated.
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     SECOND.    The name of its registered office in the State of Delaware is
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National Corporate Research, Ltd.  The address of its registered agent in the
State of Delaware is 9 E. Loockerman Street, City of Dover, County of Kent, Delaware 19901.

     THIRD.     The nature of the business or purposes to be conducted or
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promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.    The total number of shares of all classes of capital stock which
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the corporation shall have authority to issue is 52,000,000 shares, comprised of
50,000,000 shares of Common Stock with a par value of $.01 per share (the
"Common Stock") and 2,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"). A description of the respective classes of stock and a statement of the designations, preferences, voting powers (if any), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     A.         PREFERRED STOCK
                ---------------

          1.    In General.  The Preferred Stock may be issued in one or more
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series at such time or times and for such consideration as the board of directors may determine. Each series shall be designated so as to distinguish the shares of that series from the shares of all other series and classes. Except as may be expressly provided in this Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

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          2.    Certificates of Designation.  The board of directors is
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authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized share of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     B.         COMMON STOCK
                ------------

          1.    Relative Rights of Preferred Stock and Common Stock.  Except as
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otherwise required by this Certificate of Incorporation, all powers, preferences and rights and qualifications, limitations, or restrictions of the Common Stock are subject to those that may be fixed with respect to any shares of the Preferred Stock.

          2.    Voting Rights.  Except as otherwise required by law or this
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Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, each holder of Common Stock shall have one vote in respect of each share of stock held of record by that holder on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

          3.    Dividends.  Subject to any preferential rights of the Preferred
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Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which by law are available therefor, dividends payable in cash, in property or in shares of capital stock.

          4.    Dissolution, Liquidation or Winding Up.  In the event of any
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dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

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     FIFTH.     The corporation is to have perpetual existence.
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     SIXTH.     Any action required or permitted to be taken by the stockholders
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of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected by any consent in
writing of the stockholders.   Special meetings of stockholders of the
corporation may be called only by the corporation's Board of Directors, its Chair of the Board of Directors or its President. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

     SEVENTH.
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     A.         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

     B. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

     C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

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     EIGHTH.    Whenever a compromise or arrangement is proposed between this
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corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as that court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH.     No director of the corporation shall be personally liable to the
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corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of the repeal or modification.

     TENTH.
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     A.         RIGHT TO INDEMNIFICATION
                ------------------------

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or

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investigative (a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before the amendment) against all expenses, liabilities and losses including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. However, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by that person only if that action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The rights set forth in this Article
TENTH shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition. However, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be so indemnified.

     B.         RIGHT OF CLAIMANT TO BRING SUIT
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     If a claim under Paragraph A of this Article TENTH is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of

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conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. However, the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C.         NON EXCLUSIVITY OF RIGHTS
                -------------------------

     The rights conferred on any person by Paragraphs A and B of this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation, by law, agreement, vote of stockholders or of disinterested directors, or otherwise.

     D.         EXPENSES AS A WITNESS
                ---------------------

     To the extent that any director, officer, employee, or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified and held harmless against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

     E.         INDEMNITY AGREEMENTS
                --------------------

     The corporation may enter into agreements with any director, officer, employee or agent of the corporation or any person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law and the corporation's Certificate of Incorporation.

     F.         EFFECT OF REPEAL OR MODIFICATION
                --------------------------------

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     Any repeal or modification of this Article TENTH shall not adversely affect any right of indemnification or advancement of expenses of a director or officer, employee or agent of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring before the repeal or modification.

     G.         SEPARABILITY
                ------------

     Each and every paragraph, sentence, term and provision of this Article TENTH is separate and distinct. If any paragraph, sentence, term or provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other such paragraph, sentence, term or provision. To the extent required in order to make any such paragraph, sentence, term or provision of this Article TENTH valid or enforceable, the corporation shall, and the indemnitee or potential indemnitee may, request a court of competent jurisdiction to modify the paragraph, sentence, term or provision in order to preserve its validity and provide the broadest possible indemnification permitted by applicable law.

     H.         INSURANCE
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     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss of the type referred to in this Article TENTH, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.


     I.         INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION
                ----------------------------------------------------------

     The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

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     ELEVENTH.  The corporation reserves the right to amend or repeal any
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provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon any stockholders by this Certificate of Incorporation are granted subject to this reservation.

     TWELFTH.   The powers of the incorporator are to terminate upon the filing
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of this Certificate of Incorporation with the Secretary of the State of
Delaware. The name and mailing address of the person who is to serve as the initial director of the corporation until the first annual meeting of stockholders of the corporation, or until his successor is elected and qualified is: James P. Scullion, Identix Incorporated, 510 North Pastoria Avenue, Sunnyvale, CA 94086

          The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this 16th day of September, 1998.


                              /s/ James. P. Scullion
                              -------------------------------
                              James P. Scullion, Incorporator

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